UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 18, 2008

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

At a meeting held on March 18, 2008 (the “Meeting”), the Compensation Committee (the “Committee”) of the Board of Directors of Ikanos Communications, Inc. (the “Company”) approved revised salaries for named executive officers as follows; Cory J. Sindelar, the Company’s Chief Financial Officer, $235,000 and Nick Shamlou, the Company’s Vice President of Worldwide Sales and Customer Engineering, $225,000.

2008 Executive Bonus Targets

At the Meeting, the Committee set the targets for the Executive Bonus Program for fiscal year 2008. The Committee determined that the target bonus amounts for fiscal 2008 would be 50% of base salary for participating named executive officers other than the Chief Executive Officer and the Vice President of Worldwide Sales. The Chief Executive Officer’s bonus target was not set; the Vice President of Worldwide Sales’ variable compensation target was set at 75%, but the remaining terms and conditions of his 2008 Sales Compensation Plan have not been completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel
Vice President and General Counsel

Date: April 14, 2008